As filed with the Securities and Exchange Commission on
                                                       Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            FANTASY SPORTS NET, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                 --------------

New York                              7372                          11-3447964
(State or Other                 (Primary Standard               (I.R.S. Employer
Jurisdiction of              Industrial Classification           Identification
Incorporation or                   Code Number)                     Number)
Organization

                                 --------------

                          142 Mineola Avenue, Suite 2-D
                         Roslyn Heights, New York 11577
                                 (516) 626-6691

(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 --------------

                                 Darrell Lerner
                      President and Chief Executive Officer
                            Fantasy Sports Net, Inc.
                          142 Mineola Avenue, Suite 2-D
                         Roslyn Heights, New York 11577
                                 (516) 626-6691

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

                          Copies of Communications to:

                            Barbara R. Mittman, Esq.
                                Grushko & Mittman
                             277 Broadway, Suite 801
                            New York, New York 10007
                              Phone: (212) 766-4655
                               Fax: (212) 227-5865


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



Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

If this Form is filed pursuant to Rule 462(d) under the Securities Act to request automatic effectiveness of exhibits filed post-effectively, please check the following box. / /


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


                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of each      Amount to be      Proposed       Proposed       Amount of
class of           registered        maximum        maximum        registration
securities to      (2)               offering       aggregate      fee
be registered                        price per      offering
                                     Share          price (1)
--------------------------------------------------------------------------------
Common Stock,      22,200,000        $1.00         $22,200,000      $6,171.60
$.0001 par
value per
share
--------------------------------------------------------------------------------
TOTALS             22,200,000        $1.00         $22,200,000      $6,171.60
================================================================================

(1) Estimated in accordance with Rule 457(i) solely for the purpose of calculating the registration fee.

(2) Includes Common Stock issuable upon exercise of certain warrants and options.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


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



               SUBJECT TO COMPLETION, DATED ______________________

                            FANTASY SPORTS NET, INC.

                        22,200,000 Shares of Common Stock
                          (par value $.0001 per share)

     This Prospectus relates to an aggregate 22,200,000 shares (the "Shares") of Common Stock, $.0001 par value per share ("Common Stock"), of Fantasy Sports Net, Inc. (the "Company") which may be offered and sold from time to time, by the Selling Shareholders named in this Prospectus (the "Selling Shareholders"), consisting of (i) 9,000,000 shares of Common Stock issued to management; (ii) 3,300,000 shares of Common Stock and 3,300,000 shares of Common Stock issuable upon the exercise of Warrants issued to certain subscribers (the "Subscribers") pursuant to Subscription Agreements dated May 12, 1999 (collectively, the "Agreements"); and (iii) 6,600,000 shares of Common Stock issuable to the Subscribers pursuant to certain provisions of the Agreements, upon occurrence of certain events and exercise by Fantasy Sports Net, Inc. of its right to compel the Selling Shareholders to purchase common stock and Warrants of Fantasy Sports Net, Inc. ("Put Rights"). See "Put Rights" and "Selling Shareholders".

     The Shares may be offered and sold by the Selling Shareholders from time to time in one or more transactions effected on any exchange or market where the Shares may be listed for trading, in privately negotiated transactions, or by a combination of such methods of sale, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly, or indirectly through broker-dealers or agents acting on their behalf, and such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom they act as agent or to whom they sell Shares as principal or both. The compensation to a particular broker-dealer might be in excess of customary commissions. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. See "Plan of Distribution". The Selling Shareholders are and any broker-dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of the Shares by them and any commissions, discounts or concessions received by any such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.


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



     Fantasy Sports Net, Inc. will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. Fantasy Sports Net, Inc. has agreed to bear certain expenses in connection with the registration of the Shares being offered by the Selling Shareholders. Fantasy Sports Net, Inc. has also agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities arising under the Securities Act.

                            -------------------------

     The Securities offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

                            -------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is _________, 1999


     No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Fantasy Sports Net, Inc.. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offering or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date hereof.


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



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary ........................................................    7
The Offering ..............................................................    8
Summary Financial Information .............................................    8
Risk Factors ..............................................................    9
Use of Proceeds ...........................................................   19
Dividend Policy ...........................................................   19
Capitalization ............................................................   19
Selected Financial Data ...................................................   20
Management's Discussion and Analysis of Financial
Condition and Results of Operations .......................................   20
Business ..................................................................   21
Management ................................................................   32
Director Compensation .....................................................   33
Executive Compensation ....................................................   33
Certain Transactions ......................................................   35
Principal and Selling Shareholders ........................................   37
Selling Shareholders ......................................................   38
Plan of Distribution ......................................................   40
Description of Capital Stock ..............................................   42
Legal Matters .............................................................   45
Experts ...................................................................   45
Available Information .....................................................   45

                            -------------------------

     Fantasy Sports Net, Inc. is not currently a reporting company under the Securities Exchange Act of 1934. After this offering, Fantasy Sports Net, Inc. intends to furnish its stockholders annual reports containing audited financial statements examined by an independent accounting firm and quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information. Each purchaser of securities hereunder must expressly agree to receive this Prospectus and all stockholder reports and communications, including but not limited to all quarterly and annual reports and proxy statements, by delivery of such materials to the purchaser's last known mailing address or electronic mail address, at Fantasy Sports Net, Inc.'s discretion, listed on Fantasy Sports Net, Inc.'s records, or by delivery of a notice to such mailing address or electronic mailing address, at Fantasy Sports Net, Inc.'s discretion, which directs such purchaser to a specific Web address where such materials can be found, read and printed.


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



                               PROSPECTUS SUMMARY

     The following summary is qualified by the more detailed information and Financial Statements and Notes appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information under the heading "Venture Capital Investing" and "Risk Factors". Except as otherwise specified, all information in this Prospectus assumes no exercise of outstanding options or warrants.

     The following summary contains forward-looking statements which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding future events and Fantasy Sports Net, Inc.'s plans and expectations. Fantasy Sports Net, Inc.'s actual results may differ materially from such statements. See also "Risk Factors", "Business" and "Special Note on Forward-Looking Statements".

                            Fantasy Sports Net, Inc.

     Fantasy Sports Net, Inc. is an Internet-based media company which will provide interactive fantasy sports and other sports information and programming to sports enthusiasts.

     Subscribers will be able to participate in fantasy games comprised of actual leagues or, if they choose to, they will be able to form their own leagues. We plan to administer player transactions (for example, drafts, trades, starting lineup selection and disabled list and minor league moves) and provide summaries of scoring, standings and roster transactions. Proprietary contests will feature cash prizes, and other awards based on the results of weekly, season-long or special event related games of skill. Regular sweepstakes and "giveaways" will feature cash prizes.

     Fantasy   Sports  Net,  Inc.   plans  to  establish   important   strategic
relationships to increase awareness of the Fantasy Sports Net brand, build traffic on its Web site and develop proprietary programming. We anticipate receiving television and radio promotion through strategic media relationships with syndicated sports and radio programs, and on numerous sports talk radio stations around the country. To date, no agreements with any syndicated sports and radio programs have been reached, therefore, there can be no assurance that we will be successful in establishing any of these strategic relationships. In addition, although none currently exists, we hope to establish strategic relationships with sports stars, personalities, organizations and sports related groups.

     Fantasy Sports Net, Inc. was incorporated in New York in April, 1998. Its principal executive offices are located at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York 11577, and its

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



telephone number is (516) 626-6691. Unless the context otherwise requires, the terms "Company" or "Fantasy Sports Net" refer to Fantasy Sports Net, Inc., and the term "fantasysportsnet.com" refers to Fantasy Sports Net, Inc.'s Web site, located at http://fantasysportsnet.com.


                                  The Offering

Common Stock offered by the
Selling Shareholders......................           22,200,000 shares (1)

Common Stock outstanding
as of June 30, 1999.......................           12,300,000 shares

Use of proceeds...........................

Fantasy Sports Net, Inc. will not receive any proceeds from the sale of the shares by the Selling Shareholders, but will receive up to $1,650,000 from exercise of the Warrants and up to $757,800 by exercising its right to compel the Selling Shareholders to purchase Shares and Warrants exercisable for Shares. See "Use of Proceeds."

(1) Includes: (i) 9,000,000 shares of Common Stock issued to management; (ii) 3,300,000 shares of Common Stock issued to Subscribers pursuant to the Agreements; (iii) 3,300,000 shares of Common Stock reserved for issuance pursuant to Warrants; and (iv) 6,600,000 shares of Common Stock issuable pursuant to the Put Rights.


                          Summary Financial Information

                                                                     Two Months
                                                     Year Ending       Ending
                                                       3/31/99         5/31/99
                                                       -------         -------
Balance Sheet Data:
Total Assets                                            $ -0-       $  727,970
Total Liabilities                                         -0-              380
Total Stockholders' Equity                                -0-          727,590

Statement of Operations:
Revenues                                                $ -0-        $   -0-
Expenses                                                  -0-           16,443
Income (loss) from operations                             -0-          (16,443)
Net Income (loss)                                         -0-          (15,730)
Income (loss) per share                                   -0-        $  (0.002)
Shares used in computing net income (loss) per share


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                                  RISK FACTORS


     This Prospectus contains forward-looking statements which involve risks and uncertainties. Fantasy Sports Net, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating Fantasy Sports Net, Inc. and our business before purchasing the Common Stock offered by this Prospectus.

     Risk Factors Related to Fantasy Sports Net, Inc.'s Operations

We Have Limited Operating History; We Anticipate Continuing Losses; and We have Accumulated Deficit.

     Fantasy Sports Net, Inc. was incorporated in the State of New York on April 14, 1998 and has conducted organizational business, has no commercial operations, and no significant operating history. There can be no assurance that our activities will be profitable. We have not achieved any revenue to date and our ability to generate significant revenue is subject to substantial uncertainty. There can be no assurance that we will ever generate sufficient revenue to meet expenses or achieve and maintain profitability. The failure to do so would have a significant adverse effect on our business. Also, in view of the rapidly changing nature of our business and its limited operating history, we believe that period-to-period comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

There is Doubt As to Our Ability to Continue as a Going Concern.

     As a development stage company, Fantasy Sports Net, Inc. has no revenue and limited financing. These conditions raise doubt about the ability of Fantasy Sports Net, Inc. to continue as a going concern. See "Report of Independent Auditors" and Note 7 of "Notes to Financial Statements."

We Cannot Accurately Forecast Future Revenue; or Potential
Fluctuations in Quarterly Operating Results.

     As a result of our relatively short operating history and the emerging nature of the markets in which we plan to compete, we are limited in our ability to accurately forecast our revenue. Our current and future expense levels will be based largely on our expectations concerning future revenue. Accordingly, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall. A shortfall in revenue in relation

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



to our expectations could have a significant adverse effect on our business.

Dependence on Strategic Relationships Which May Not Materialize.

     Fantasy Sports Net, Inc. plans to enter into strategic relationships with sports superstars, personalities, organizations and sports related groups, commercial online services, third party Web sites and developers of browsers and other Internet-based products to increase awareness of its brand among consumers, to create revenue opportunities and to obtain content for its Web site. There can be no assurance that any party to a strategic agreement will perform its obligations as agreed or that any such agreement would be specifically enforceable by us. Many of our agreements (if we get any) will be short-term in nature. Also, some of our agreements with our still unknown strategic partners may be terminated by either party on short notice. The failure to establish strategic relationships or to fully capitalize on any such relationships could have a very negative impact on our business.

Intense Competition From Larger and Established Competitors.

     Many  of  our  current   competitors  have  longer   operating   histories,
significantly greater financial, technical and marketing resources, significantly greater name recognition and substantially larger user or membership bases than we have. They have a significantly greater ability to attract advertisers and users. In addition, many of our competitors may be able to respond more quickly than us to new or emerging technologies and changes in Internet user requirements. They are able to devote greater resources than us to the development, promotion and sale of their services. There can be no assurance that our current or potential competitors will not develop products and services comparable or superior to those developed by us or adapt more quickly than us to new technologies, evolving industry trends or changing Internet user preferences. Increased competition could result in price reductions, reduced margins or loss of market share (if we ever even obtain market share). Any of these would materially and adversely affect our business. There can be no assurance that we will be able to compete successfully against current and future competitors.

We are Dependent on Key Personnel and There is the Risk of Loss of Those Personnel.

     Fantasy Sports Net, Inc.'s future success depends, in significant part, upon the continued service of its senior management. The business will be managed by Darrell Lerner, who shall serve as our President and Chairman of the Board of Directors, Byron R. Lerner, who shall serve as our Vice-President, and James Tubbs, who shall serve as our Secretary-Treasurer. The

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loss of any of  these  individuals,  particularly  in the  early  stages  of our operations, would materially adversely affect us. We do not maintain key man life insurance covering any of our personnel. In May, 1999, we entered into employment agreements with Darrell Lerner, Byron R. Lerner, and James Tubbs, for gross annual combined salaries of $138,000 subject to increases whether or not we have revenues. We also intend to grant bonuses based on profits to senior management and other employees, if any.

     Our future success also depends on our continuing ability to attract and retain highly qualified technical, editorial and managerial personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number of such individuals. There can be no assurance that we will be able to attract or retain a sufficient number of highly qualified employees in the future. If we are unable to hire and retain personnel in key positions, our business could be negatively affected.

We May Be Subject to New Government Regulation Which May Impact Negatively on Our Operations.

     Fantasy Sports Net, Inc. is subject to various laws and governmental regulations applicable to businesses generally. We believe that we are currently in compliance with these laws and that these laws do not have a material impact on our planned operations. In addition, although there are currently few laws or regulations directly applicable to access to or commerce on the Internet, due to the increasing popularity and use of the Internet, it is possible that more stringent consumer protection laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy and expression, pricing, intellectual property, information security, anti-competitive practices, characteristics and quality of products and services and taxation of subscription fees or gross receipts of internet service providers. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a significant negative impact on our business, results of operations and financial condition. The enactment of federal or state laws or regulations in the future may increase our cost of doing business or decrease the growth of the Internet and could in turn decrease the demand for our products and services, increase our costs, or otherwise have an adverse effect on our business. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, libel and personal privacy is uncertain, may take years to resolve and could expose us to substantial liability.


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Our Future  Success Will Be Dependent on Content  Providers to Whom  Significant
Payments Will Be Required to be Made; We May Also Be Subject to Third Party Claims Against Us.

     Fantasy Sports Net, Inc. will rely on independent content providers for sports news, scores, statistics and other sports information. Our future success depends, in significant part, on our ability to establish and maintain relationships with such content providers. Termination of one or more significant content provider agreements would decrease the availability of sports news and information which we can offer our customers and could have a material adverse effect on our business. To the extent that content providers provide information to users at a lower cost than us or at minimal or no cost, our business could be materially adversely affected. Fees payable to content providers will constitute a significant portion of our cost of revenue. There can be no assurance that our potential content providers will enter into or renew agreements with us. If we are required to increase the fees payable to our content providers, such increased payments could have a material adverse effect on our business. Also, we may become subject to third party claims for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of information supplied by our content providers, and any such claims may have a material adverse effect on our business.

We Have No Trademark Protection; We May Be Liable For Third Party Claims For Infringement of Trademark and Copyright Laws.

     Fantasy Sports Net, Inc. has reserved the domain names "Fantasysportsnet.com" and "Fantasysportsnet.net" for a period of two years. We have not applied for U.S. trademark protection of the names. There is no assurance that we will apply for trademark protection of the domain names or that we will be able to secure a trademark of the names. Furthermore, there can be no assurance that others will not bring copyright or trademark infringement claims against us, or claim that our use of certain technologies violates a patent. If it is determined that we have infringed upon a third party's proprietary rights, there can be no assurance that any necessary licenses or rights could be obtained on terms satisfactory to us, if at all. The inability to obtain any required license on satisfactory terms could have a material adverse effect on our business. We may also be subject to litigation to defend against claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Decisions against us in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, require us to pay license fees to other parties, and prevent us from selling our services. Any of these results could have a material adverse effect on our business. Also, since we plan to license a substantial portion of our content from third parties, our exposure to copyright infringement actions

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



may increase because we must rely upon such other parties for information as to the origin and ownership of such licensed content.

System Failure, Delays and Inadequacy May Negatively Affect Our Operations.

     The performance of our Web sites is critical to our reputation and ability to attract and retain users, advertisers and members. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced. Any system error or failure that causes interruption in availability or an increase in response time could result in a loss of potential or existing users, advertisers or members and could reduce the attractiveness of our Web sites to users and advertisers. Our operations are dependent on our ability to maintain our computer and telecommunications equipment in effective working order and to protect our systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond our control. Any damage or failure that causes system disruptions or other significant interruptions in our operations could have a material adverse effect on our business.

Year 2000 Compliance

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Fantasy Sports Net, Inc. is currently designing and testing its services to be Year 2000 compliant. There can be no assurances that Fantasy Sports Net, Inc.'s current services do not contain undetected errors or defects with Year 2000 date functions that may result in material costs to Fantasy Sports Net, Inc.. Although Fantasy Sports Net, Inc. is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, there can be no assurances that Fantasy Sports Net, Inc. will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems.

Seasonality

     Fantasy Sports Net, Inc. expects that its revenue will be higher leading up to and during major U.S. sports seasons and lower at other times of the year. In addition, the effect of such seasonal fluctuations in revenue could be enhanced or offset by revenue associated with major sports events, such as the Olympics, the Ryder Cup and the World Cup, although such events do not occur every year. Fantasy Sports Net, Inc. believes that advertising sales in traditional media, such as television, generally are lower in the first and third calendar quarters of each year, and that advertising expenditures fluctuate significantly with economic cycles. Depending on the extent to which the Internet is accepted as an advertising medium, seasonality and cyclicality in the level of Internet advertising expenditures could become more pronounced. The foregoing factors could have an adverse affect on Fantasy Sports Net, Inc.'s business.

                     Risks Related to the Internet Industry

The Market For Our Services is Emerging and Still Unknown.

     Fantasy Sports Net, Inc. will operate in a market that is at a very early stage of development, is rapidly changing and is characterized by an increasing number of businesses who have introduced or developed competing products and services. There can be no assurance that the market for our Web site will develop or that demand for our services will emerge or continue. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our Web site does not achieve or sustain market acceptance, our business will suffer.

Our Revenue From Advertisements on the Internet May Be Limited.

     Fantasy Sports Net, Inc. may derive a portion of its revenue from the sale of advertisements on its Web site. Most potential advertisers and their advertising agencies have only limited experience with the Internet as an advertising medium and have not devoted a significant portion of their advertising expenditures to Internet-based advertising. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective method for advertising, our business will suffer.

Our Success Will Be Dependent on Continued Growth in Use of the Internet.

     Fantasy Sports Net, Inc.'s success is highly dependent upon continued growth in the use of the Internet generally and, in particular, as a method for advertising, information services and commerce. Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for advertising, information services and commerce is subject to a high level of uncertainty. Our future financial success will be dependent on the sale of advertising on our Web site and our ability to attract and retain paying members and to sell merchandise and services. There can be no assurance that the Internet will be a successful commerce and information channel. Consumer concern over Internet security for commercial and personal confidentiality has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet.

Technological Change May Have an Adverse Effect on Our Operations.

     The Internet industry is characterized by rapid technological developments, evolving industry standards, changes in user and customer requirements, frequent new service and new product introductions. The introduction of services or products relating to new technologies or the emergence of new industry standards and practices could render our existing Web site and proprietary technology obsolete and unmarketable or require significant unanticipated investments in product development. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to technological developments, evolving industry standards, changing market conditions or customer requirements, or if our Web site does not achieve market acceptance, our business will suffer.

Breach of Confidential Information on the Internet May Negatively Effect Our Commerce.

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may make it difficult to protect customer transaction data. If any such compromise of our security were to occur it could have a material adverse effect on our business. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches would not have a material adverse effect on our business.

We May Be Subject to Liability for Information Retrieved from the Internet.

     Due to the fact that materials may be downloaded from our Web site operated by us and afterwards may be distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Such claims have been brought, sometimes successfully, against online services in the past. In addition, we could be subject to liability with respect to content that may be accessible through our Web site or third party Web sites linked from our Web site. Although Fantasy Sports Net, Inc. intends to carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business.

                            Risks Related to Offering

Control by Existing Shareholders May Effect All Decisions Requiring Shareholder Approval.

     Fantasy Sports Net, Inc.'s present directors and executive officers will own approximately 40.54% of the outstanding Common Stock of Fantasy Sports Net, Inc. after the issuance of the 22,200,000 common shares described hereinafter. As a result, these shareholders, if they act as a group, will be able to significantly influence the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

Shares Eligible For Future Sale May Have Adverse Effect on Trading Market.

     A substantial number of shares of Common Stock currently outstanding, or issuable upon exercise of outstanding stock options and warrants, are or will become eligible for future sale in the public market at prescribed times pursuant to applicable regulations or registration rights held by certain security holders. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a material negative effect on the market price of our Common Stock. In connection with entering into business relationships, we may issue Common Stock and Warrants to purchase significant amounts of Common Stock. The issuance of significant amounts of Common Stock or Warrants, particularly warrants with exercise prices below the fair market value of the Common Stock at the time of issuance, could have an adverse effect on the market price for our Common Stock. Fantasy Sports Net, Inc. may also issue shares to its attorneys and other professionals who provide services to us.

Stock Option Plan May Dilute Shareholders.

     The shareholders and Board of Directors of Fantasy Sports Net, Inc. adopted a 1999 Stock Option Plan with reference to 5,100,000 common shares. The issuance of the 5,100,000 shares pursuant to the 1999 Stock Option Plan may be further dilutive to shareholders.

Our Only Real Property is a Lease of 300 Square Feet of Office Space.

     We are currently leasing approximately 300 square feet for our executive offices at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York, for $500 per month pursuant to a Sublease Agreement. We believe that the terms of such leasing arrangement are no less favorable to us than those that we could have obtained from an independent third party. The term of the Sublease Agreement is one year and nine months beginning May 1, 1999 through February 28, 2001. The Overlease is held by International Global

Communications, Inc. Byron Lerner, Vice-President and Director of Fantasy Sports Net, Inc. is the president of International Global Communications, Inc.

No Dividends Have Been Paid.

     No dividends have been paid on any of our Common Stock and we do not expect to pay any dividends in the foreseeable future.

Our Directors Have Certain Conflicts of Interest.

     Byron Lerner, our Vice-President and Director, and James Tubbs, our Secretary-Treasurer and Director, serve both as directors and as the President, and Secretary-Treasurer, respectively, of Teltran International Group, Inc., provider of the internet portal to Fantasy Sports Net, Inc. They may make decisions about the portal that are favorable to Teltran International Group, Inc., but are not favorable to Fantasy Sports Net, Inc.

Our Directors Are Involved in Other Projects and Therefore Have a Limited Amount of Time to Devote to Fantasy Sports Net, Inc.

     Byron Lerner, our Vice-President and Director, and James Tubbs, our Secretary-Treasurer and Director, serve both as directors and as the President, and Secretary-Treasurer, respectively, of Teltran International Group, Inc. Consequently, this may affect their ability to devote sufficient time to their duties.

Our Directors Have Limited Liability.

     Under  Fantasy  Sports  Net,  Inc.'s  Certificate  of  Incorporation,   the
directors cannot be held liable to Fantasy Sports Net, Inc. or to the stockholders for monetary damages for breach of fiduciary duties unless the breach involves (i) the director's duty of loyalty to Fantasy Sports Net, Inc. or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) a transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director under federal or applicable state securities laws.

We May Not Be Able to Obtain or Maintain a Listing on the NASDAQ SmallCap Market or the OTC Bulletin Board, So You May Not Be Able to Sell Your Shares Easily.

     Because we may not be able to obtain or maintain a listing on the NASDAQ SmallCap or the OTC Bulletin Board, your shares may be difficult or impossible to sell. Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board or the NASDAQ SmallCap Market, after we obtain a listing, if ever.

However, if we are unable to qualify for this listing, we believe that our stock will trade on over-the-counter market in the so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Fantasy Sports Net, Inc. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

We May Not be Able to Obtain Future Equity Financing.

     Subsequent to the completion of this offering, we will require substantial additional capital to implement our expansion plan and to support future growth. Additional financing could consist of equity, debt, or a combination of them. Any additional equity financing may be dilutive to the shareholders, and debt financing may impose substantial restrictions upon our ability to operate and raise additional funds. The terms of any financing will be determined by us at the appropriate time based upon management's good faith evaluation of Fantasy Sports Net, Inc.'s best interests, and the best interests of our stockholders. Such financing may involve the issuance by us of Common Stock or securities convertible into Common Stock. There can be no assurance that additional capital will be available or that, if available, such capital will be on satisfactory terms.

Since Fantasy Sports Net, Inc. Has No Underwriter, There is a Greater Risk That No Market Will Develop for Our Stock.

     Lack of an underwriter or broker/dealer participation in the offering is likely to increase the risk that no market for our securities will develop for our Common Stock. Because Fantasy Sports Net, Inc. had not engaged the services of an underwriter, the independent due diligence review of Fantasy Sports Net, Inc., its affairs and financial condition, which would ordinarily be performed by an underwriter, have not been performed.

We May Be Unable to Sell Stock in Some States Due to Blue Sky Regulations.

     In order for our Common Stock to be resold, it must be registered with the individual states. There can be no assurance that any or all stock registrations in various states will be approved. If a registration is not approved, it will be more difficult for you to sell your stock. We intend to use our best efforts to register in every state where we believe there will be a significant market for our stock. Presently, we intend to file a blue sky application only in New York State.

     Should any or all stock registrations not be approved, this would likely result in impeding your ability to sell your stock.

Broker-Dealers May Be Unable to Sell Our Stock Because of the Low Price.

     Although we intend to be listed on the OTC Bulletin Board or the NASDAQ SmallCap Market, if we are able to qualify in the future, there is no assurance however that we will obtain this listing. Because our stock may therefore only be sold on the over-the-counter market, certain rules which apply will make it more difficult for you to sell your stock.

     If our Common Stock is not listed on the NASDAQ SmallCap Market and/or any stock exchange, it may become subject to Rule 15g-9 under the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell your stock.

                                 USE OF PROCEEDS

     The proceeds from the sale of the Shares are solely for the account of the Selling Shareholders. Accordingly, Fantasy Sports Net, Inc. will not receive any of the proceeds from the sale of the Shares. See "Selling Shareholders" and "Plan of Distribution." Fantasy Sports Net, Inc. could receive up to approximately $2,407,800 upon exercise of all of the Warrants and Put Securities (of which their is no assurance), which will be used for working capital and other general corporate purposes.

                                 DIVIDEND POLICY

     Fantasy Sports Net, Inc. has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Fantasy Sports Net, Inc. currently intends to retain future earnings, if any, to fund the development and growth of its business.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Fantasy Sports Net, Inc. as of May 31, 1999. This section should be read in conjunction with Fantasy Sports Net, Inc.'s Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

Long Term Indebtedness                                       $      -0-
                                                              ---------
  Common Stock, $.0001 par value; 50,000,000 shares,
         authorized; 12,300,000 shares issued and
         outstanding                                              1,230
  Additional paid-in-capital                                    742,470
  Deficit                                                       (16,110)
                                                              ---------
  Total Stockholders' equity                                  $ 727,970
                                                              ---------

                             SELECTED FINANCIAL DATA

     The following selected financial data is derived from Fantasy Sports Net, Inc.'s audited financial statements, which statements have been audited by Goldberg & Drogin LLP, independent certified public accountants, and appear elsewhere in this Prospectus. The results of operations for the two months ended May 31, 1999 are not necessarily indicative of the results for the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Fantasy Sports Net, Inc.'s Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                Two Months
                                               Year Ending       Ending
                                                3/31/99          5/31/99
                                                -------          -------
Balance Sheet Data:
Total Assets                                     $ -0-          $727,970
Total Liabilities                                  -0-               380
Total Stockholders' Equity                         -0-           727,590

Statement of Operations:
Revenues                                         $ -0-          $   -0-
Expenses                                           -0-            16,443
Income (loss) from operations                      -0-           (16,443)
Net Income (loss)                                  -0-           (15,730)
Income (loss) per share                            -0-          $ (0.002)
Shares used in computing net income (loss) per share


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. Fantasy Sports Net, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain risk factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following discussion also should be read in conjunction with Fantasy Sports Net, Inc.'s Financial Statements and notes thereto included elsewhere in this Prospectus.

Results of Operations - Inception (April 18, 1998) through May 31, 1999

     Fantasy Sports Net, Inc. is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7. There have been no operations since incorporation.

Liquidity and Capital Resources

     Fantasy Sports Net, Inc. sold 3,000,000 shares each of its Common Stock to Darrell Lerner, President and Director, Byron R. Lerner, Vice-President and Director, and James Tubbs, Secretary-Treasurer and Director, for an aggregate $900.00 in cash. The $900 in cash has been used for organizational matters. The Company has no operating history and no material assets.

     On May 12, 1999, Fantasy Sports Net, Inc. entered into subscription agreements with certain stock subscribers, whereby the Company received $757,800 in the Private Placement. The Agreements provide for the issuance, by Fantasy Sports Net, Inc., of (i) 3,000,000 shares of common stock for $750,000 (or $.25 per share), and (ii) 300,000 shares of common stock and 3,300,000 warrants for $7,800 (or $.015 per share for common stock and $.001 per warrant). The warrants are exercisable after May 12, 1999 for $.50 per share until May 12, 2004. Currently, there has been no exercise of the warrants. Additionally, the Company has the right to "put" up to $757,800 of its common stock, and common stock and warrants to its subscribers for a period of two weeks following the filing of this registration statement.

Revenues

     Fantasy Sports Net, Inc. has not produced any revenues. As of May 31, 1999, Fantasy Sports Net, Inc. has $7,219.94 in cash.

Costs and Expenses

     As of May 31, 1999, total expenses are $16,443.

                                    BUSINESS

     The following Business section contains forward-looking statements which involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

     Fantasy Sports Net, Inc. is an Internet-based media company which will provide interactive fantasy sports and other sports information and programming to sports enthusiasts.

     Subscribers will be able to participate in fantasy games comprised of actual leagues or if they choose to, form their own leagues. We plan to administer player transactions (for example, drafts, trades, starting lineup selection and disabled list and minor league moves) and provide summaries of scoring, standings and roster transactions. Proprietary contests will feature cash prizes, and other awards based on the results of weekly, season-long or special event related games of skill. Regular sweepstakes and "giveaways" will feature cash prizes.

     Fantasy Sports Net, Inc. plans to establish strategic relationships to increase awareness of the Fantasy Sports Net brand, build traffic on its Web site and develop proprietary programming. We anticipate receiving television and radio promotion through strategic media relationships with syndicated sports and radio programs, and on numerous sports talk radio stations around the country. To date, no agreements with any syndicated sports and radio programs have been reached, therefore, there can be no assurance that we will be successful in establishing any of these strategic relationships. In addition, although none currently exists, we hope to establish strategic relationships with sports superstars, personalities, organizations and affinity groups.

Information and Programming

     Fantasy Sports Net, Inc. plans to provide up-to-date general sports news and information for all major professional and college sports 24 hours a day, seven days a week, including previews and game summaries, which we plan to obtain from strategic partners and a variety of leading sports news organizations such as The Associated Press, CBS, Reuters, Pro Sports Xchange and SportsTicker.

     We also plan to deliver continuously updated, real-time scores, schedules, standings, player and team statistics and odds for all major professional and college sports from data providers including The Associated Press, Computer Sports World, Data Broadcasting Corporation, Elias Sports Bureau and SportsTicker and directly from the NBA, NFL and WNBA.

     Although we have initiated some negotiations with sports news organizations, no formal agreements have been reached. Therefore, there can be no assurance that any formal agreements will be reached or that we will even be able to provide the sports news information to subscribers.

Web Site

     Fantasy Sports Net, Inc. plans to feature comprehensive, in-depth coverage of all major professional and college sports on its Web site, including the following:

Baseball                                Football
         Major League Baseball              National Football League
         Minor League Baseball              College
         College

Hockey                                  Basketball
         National Hockey League                  National Basketball Association
         College                                 Women's National Basketball
                                                   Association
                                                 College

Auto Racing                             Olympic Sports
Cricket                                 Soccer
Golf                                    Tennis
Horse Racing                            Volleyball
                           Women's Sports


Fantasy Leagues and Contests

     We plan to launch our operations with baseball and horseracing in the Winter of 1999, hopefully followed by golf and basketball in the Spring, 2000. Future plans are to add other sports.

     Participants in our fantasy sports games will compete with each other based upon the actual performance of professional athletes. Initially, we will provide the software for the formation of baseball leagues. However, leagues can be formed in any of the major sports, as well as horseracing, autoracing and golf. Participants will pay an entry fee at the beginning of the season ($49) and small transaction fees ($10.00) each time they add or drop a new player, and a small fee ($2.50) to make an adjustment to their roster. The league will work as follows: participants will draft a team prior to the beginning of a season, based on a salary cap structure which is used where players are assigned money value based upon their abilities. Each participant will select a team 12 or 20 players whose aggregate value does not exceed the designated salary cap limit. Participants will then compete against each other for the duration of the season. Scoring will be determined according to how one's team of players rank in several scoring categories. Participants will also be allowed a set number of new players purchases and waiver moves throughout the season.

     Fantasy Sports Net, Inc. plans to package its information and programming to enable users to follow local or regional team and event coverage, including weekly stories from college sports publications and team coverage from pro sports and columns, video and other content from college sports. Members will be able to personalize the information and programming they receive which will be delivered over the Web or by e-mail.

Advertising and Sales

     Fantasy Sports Net, Inc. believes that the demographics of its audience will be similar to the traditional sports advertisers' target market, predominantly male, the majority are between the ages of 18 to 54, and less than half have college degrees and an annual income greater than $75,000.

     We expect, in the future, to derive, a portion of our revenue from advertising on our Web site. We anticipate that we will sell "banner" advertisements that allow interested readers to link directly to the advertisers' own Web sites or to promotional sites created by Fantasy Sports
Net, Inc. We also hope to offer sponsorship opportunities that will enable advertisers to associate their corporate messages with Fantasy Sports Net, Inc.'s coverage of athletes and marquee events (such as the World Series, the Super Bowl, the Olympics, the NBA Playoffs and the Stanley Cup Playoffs), special features of our Web site (including ScoreCenters or Baseball LIVE) and special promotions, contests and events. Fantasy Sports Net, Inc. plans to target traditional sports advertisers, such as consumer product and service companies, sporting goods manufacturers and automobile companies, as advertisers on its Web sites.

     To date, no agreements have been reached with any advertisers or companies. Therefore, there can be no assurance that we will be successful in reaching any sales or advertising agreements.

Memberships and Offerings

     Fantasy Sports Net, Inc. plans on offering subscribers incentives such as early sign-up discounts and discounts for referring a friend in order to develop customer loyalty. Once the software for other sports have been set up, subscribers will also be able to play in multiple sports. Our plans are to send e-mails prior to the start of each season to remind subscribers to renew their membership or to try a new sport. We believe that e-mail represents an economic means of advertising which can reach a large target audience.

     We intend to award large grand prizes of up to $50,000 per winner which we believe will represent a modest percentage of overall revenues. We also intend to offer a high/low prize structure whereby prizes will be given not only to top teams, but to bottom teams as well. Participants may sign up with the express intention of trying to finish either first or last.

     Subscribers trying to finish last will most likely make new player purchases and roster moves later in the season that they otherwise would not have made. These moves each will have a small charge of ($10.00) each time they add or drop a new player, and a small fee ($2.50) to make an adjustment to their roster.

     We also plan to offer small monthly prizes of $1,000 which we believe will afford members a chance to start fresh each month if their team is otherwise out of contention.

     The fantasysportsnet.com Web site will also contain a special members only area called "The Locker Room" which will host interactive trivia games, a bulletin board, a sports chat room, a participant hall of fame, sports news and trade rumors, as well as other entertainment items. The purpose of The Locker Room is to keep subscribers in Fantasy Sports Net, Inc.'s Web site even when they are not expressly playing a fantasy game. We hope this will attract potential advertisers.

     Fantasy Sports Net, Inc. plans to offer potential members a 30-day free trial period. As is typical in the online services industry, a portion of the users who access Fantasy Sports Net, Inc.'s service on a trial basis do not become members, and each month a portion of our members terminate their memberships. We believe that our conversion and retention rates will be consistent with industry averages for online and similar services.

Merchandise

     Although none currently exist, we anticipate that we will form relationships with sports apparel retailers, sporting goods companies and other similar merchants in order to provide to our subscribers on-line shopping. There can be no assurance that we will be successful in establishing any of these relationships.

Marketing

     Fantasy Sports Net, Inc. plans to employ a variety of methods to promote and attract traffic and new members to its Web site. Fantasy Sports Net, Inc. intends to form strategic alliances with sports superstars, personalities, organizations, affinity groups, media outlets and sponsorship with major corporations. We also plan to advertise on the internet through the use of banners which will be placed under keywords such as "basketball", "fantasy basketball", and "fantasy sports" on all major search engines such as Yahoo, Lyco, Intoseek and Excite. We have targeted several national publications such as ESPN Magazine, The Sporting News, Fantasy Baseball Report, Hawes Fantasy Baseball Guide, Ultimate Fantasy Baseball Yearbook, Daily Racing Form, and The Blood Horse Magazine, in which Fantasy Sports Net, Inc. plans to advertise. Fantasy Sports Net, Inc.'s print marketing will consist primarily of advertisements in targeted sports publications, including

Baseball America, Fantasy Baseball, Lindy's professional and college football publications, Pro Football Weekly, The Sporting News, Street & Smith and USA Today-Baseball Weekly, and online publications, including NetGuide, Home PC, Online Access and Multimedia Online. Fantasy Sports Net, Inc.'s print advertisements will also appear regularly in college sports publications. To date, there are no agreements with any media outlets, corporations or magazines and there is no assurance that any agreement will be reached.

Member Service and Support

     We believe that member service and support are important to our ability to attract and retain members. We plan to have member support staff to provide toll-free telephone support to respond to customer requests. To date, no such staff exists, so there can be no assurance that we will be successful in establishing a support staff.

Competition

     The market for Internet services and products is relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of Web sites on the Internet competing for consumers' attention and spending has proliferated with no substantial barriers to entry, and Fantasy Sports Net, Inc. expects that competition will continue to intensify. We will compete, directly and indirectly, for advertisers, viewers, members, content providers, merchandise sales and rights to sports events with the following categories of companies: (i) Web sites targeted to sports enthusiasts generally (such as ESPN SportsZone and CNN and Sports Illustrated's CNN/SI) or to enthusiasts of particular sports (such as Web sites maintained by Major League Baseball, the NFL, the NBA and the NHL); (ii) publishers and distributors of traditional off-line media (such as television, radio and print), including those targeted to sports enthusiasts, many of which have established or may establish Web sites; (iii) general purpose consumer online services such as AOL and Microsoft Network, each of which provides access to sports-related content and services; (iv) vendors of sports information, merchandise, products and services distributed through other means, including retail stores, mail, facsimile and private bulletin board services; and (v) Web search and retrieval services, such as Excite, InfoSeek, Lycos and Yahoo, and other high-traffic Web sites, such as those operated by CNET and Netscape. Fantasy Sports Net, Inc. anticipates that the number of its direct and indirect competitors will increase in the future. Management believes that our most significant competitors are ESPN SportsZone and CNN/SI, Web sites which offer a variety of sports content.

     Fantasy Sports Net, Inc. believes that the principal competitive factors in attracting and retaining users and members are the depth, breadth and timeliness of content, the ability to offer compelling and entertaining content and brand recognition. Other important factors in attracting and retaining users include ease of use, service quality and cost. Fantasy Sports Net, Inc. believes that the principal competitive factor in attracting and retaining content providers and merchandisers is Fantasy Sports Net, Inc.'s ability to offer sufficient incremental revenue from licensing fees, bounties and online sales of product or services. Fantasy Sports Net, Inc. believes that the principal competitive factors in attracting advertisers include the number of users and members of Fantasy Sports Net, Inc.'s Web site, the demographics of Fantasy Sports Net, Inc.'s user and membership bases, price and the creative implementation of advertisement placements. There can be no assurance that Fantasy Sports Net, Inc. will be able to compete favorably with respect to these factors.

     Many of Fantasy Sports Net, Inc.'s current competitors have longer operating histories, significantly greater financial, technical and marketing resources, significantly greater name recognition and substantially larger user or membership bases than Fantasy Sports Net, Inc. They have a significantly greater ability to attract advertisers and users. In addition, many of our competitors may be able to respond more quickly than us to new or emerging technologies and changes in Internet user requirements. They are able to devote greater resources than us to the development, promotion and sale of their services. There can be no assurance that our current or potential competitors will not develop products and services comparable or superior to those developed by us or adapt more quickly than us to new technologies, evolving industry trends or changing Internet user preferences. Increased competition could result in price reductions, reduced margins or loss of market share (if we ever even obtain market share). Any of these would adversely affect our business. There can be no assurance that we will be able to compete successfully against current and future competitors.

Government Regulation and Legal Uncertainties

     Fantasy Sports Net, Inc. is subject, both directly and indirectly, to various laws and governmental regulations relating to its business. There are currently few laws or regulations directly applicable to access to or commerce on commercial online services or the Internet. However, due to the increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. Such laws and regulations may cover issues such as user privacy, pricing and characteristics and quality of products and services. On June 26, 1997, the United States Supreme Court held unconstitutional certain provisions of the Communications Decency Act of 1996, which, among other things, imposed criminal penalties for transmission of or allowing access to certain obscene communications over the Internet and other computer services, intended to protect minors. The adoption of similar laws or regulations in the future may decrease the growth of commercial online services and the Internet, which could in turn decrease the demand for Fantasy Sports Net, Inc.'s services and products and increase Fantasy Sports Net, Inc.'s costs of doing business or otherwise have an adverse effect on Fantasy Sports Net, Inc.'s business, operating results and financial condition. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose Fantasy Sports Net, Inc. to substantial liability.

     Fantasy Sports Net, Inc.'s contests and sweepstakes may be subject to state and federal laws governing lotteries and gambling. We will seek to design our contest and sweepstakes rules to fall within exemptions from such laws and restricts participation to individuals over 18 years of age who reside in jurisdictions within the United States and Canada in which the contests and sweepstakes are lawful. There can be no assurance that Fantasy Sports Net, Inc.'s contests and sweepstakes will be exempt from such laws or that the applicability of such laws to Fantasy Sports Net, Inc. would not have a material adverse effect on Fantasy Sports Net, Inc.'s business.

     Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject Fantasy Sports Net, Inc. to additional state sales and income taxes. As Fantasy Sports Net, Inc.'s service will be available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. The failure by Fantasy Sports Net, Inc. to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject Fantasy Sports Net, Inc. to taxes and penalties for the failure to qualify. It is possible that the governments of other states and foreign countries also might attempt to regulate our transmissions of content on its Web site or prosecute our violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that Fantasy Sports Net, Inc. might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future.

     In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions are granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet. Any such new legislation or regulation or application or interpretation of existing laws could have a material adverse effect on Fantasy Sports Net, Inc.'s business.

Intellectual Property

     Fantasy Sports Net, Inc.'s performance and ability to compete are dependent to a significant degree on its internally developed content and technology. Fantasy Sports Net, Inc. will rely on a combination of copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements with third parties and contractual provisions to establish and protect its proprietary rights. There can be no assurance that the steps to be taken by Fantasy Sports Net, Inc. to protect its proprietary rights will be adequate, that Fantasy Sports Net, Inc. will apply for or be able to secure a trademark registration for its mark in the United States and/or foreign countries, or that third parties will not infringe upon or misappropriate Fantasy Sports Net, Inc.'s copyright, trademark, service mark and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain foreign countries, and the global nature of the Internet makes it impossible to control the ultimate destination of Fantasy Sports Net, Inc.'s services. In the future, litigation may be necessary to enforce and protect Fantasy Sports Net, Inc.'s trade secrets, copyrights and other intellectual property rights.

     There can be no assurance that third parties will not bring copyright or trademark infringement claims against Fantasy Sports Net, Inc. or claim that Fantasy Sports Net, Inc.'s use of certain technologies violates a patent. If it is determined that Fantasy Sports Net, Inc. has infringed upon a third party's proprietary rights, there can be no assurance that any necessary licenses or rights could be obtained on terms satisfactory to Fantasy Sports Net, Inc., if at all. The inability to obtain any required license on satisfactory terms could have a material adverse effect on Fantasy Sports Net, Inc.'s business. Fantasy Sports Net, Inc. may also be subject to litigation to defend against claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. If competitors of Fantasy Sports Net, Inc. prepare and file applications in the United States that claim trademarks used or registered by Fantasy Sports Net, Inc., Fantasy Sports Net, Inc. may oppose those applications and have to participate in proceedings before the USPTO to determine priority of rights to the trademark, which could result in substantial costs to Fantasy Sports Net, Inc., even if the eventual outcome is favorable to Fantasy Sports Net, Inc. An adverse outcome could require Fantasy Sports Net, Inc. to license disputed rights from third parties or to cease using such trademarks. Any such litigation would be costly and divert management's attention, either of which could have an adverse effect on Fantasy Sports Net, Inc.'s business, results of operations and financial condition. Adverse determinations in such litigation could result in the loss of certain of Fantasy Sports Net, Inc.'s proprietary rights, subject Fantasy Sports Net, Inc. to significant liabilities, require Fantasy Sports Net, Inc. to seek licenses from third parties, or prevent Fantasy Sports Net, Inc. from selling its services, any one of which could have a material adverse effect on Fantasy Sports Net, Inc.'s business. In addition, inasmuch as Fantasy Sports Net, Inc. plans to license a substantial portion of its content from third parties, its exposure to copyright infringement actions may increase; because Fantasy Sports Net, Inc. must rely upon such third parties for information as to the origin and ownership of such licensed content. Fantasy Sports Net, Inc. generally will obtain representations as to the origins and ownership of such licensed content and generally will obtain indemnification to cover any breach of any such representations; however, there can be no assurance that such representations, if obtained, will be accurate or that such indemnification will provide adequate compensation for any breach of such representations.

     In 1998, Fantasy Sports Net, Inc. reserved the domain names Fantasysportsnet.com and Fantasysportsnet.net for a period of two (2) years. Fantasy Sports Net, Inc. has not applied for U.S. trademark protection of the names Fantasysportsnet.com and Fantasysportsnet.net. It is possible that competitors of Fantasy Sports Net, Inc. or others will adopt product or service names similar to Fantasy Sports Net, Inc.'s, thereby impeding Fantasy Sports Net, Inc.'s ability to build brand identity and possibly leading to customer confusion. The inability of Fantasy Sports Net, Inc. to protect its "Fantasysportsnet.com" and "Fantasysportsnet.net" marks and other marks adequately could have a material adverse effect on Fantasy Sports Net, Inc.'s business.

     Despite Fantasy Sports Net, Inc.'s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of our service or to obtain and use information that Fantasy Sports Net, Inc. or its content providers regard as proprietary. There can be no assurance that the steps taken by Fantasy Sports Net, Inc. to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate Fantasy Sports Net, Inc.'s copyrights, trademarks, service marks and similar proprietary rights.

Operations

     Fantasy Sports Net, Inc. will maintain its computer system at its corporate headquarters. Fantasy Sports Net, Inc.'s operations are dependent upon its ability to protect its systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond Fantasy Sports Net, Inc.'s control. Fantasy Sports Net, Inc. will maintain access to the Internet through third-party providers. Any disruption in Fantasy Sports Net, Inc.'s Internet access, failure of Fantasy Sports Net, Inc.'s third party providers to handle higher volumes of users or damage or failure that causes system disruptions or other significant interruptions in Fantasy Sports Net, Inc.'s operations could have a material adverse effect on Fantasy Sports Net, Inc.'s business, results of operations and financial condition.

Facilities

     Fantasy Sports Net, Inc. currently leases approximately 300 square feet for its executive offices at 142 Mineola Avenue, Suite 2-D, Roslyn Heights, New York, for $500 per month pursuant to a Sublease Agreement whose term is one year and nine months beginning May 1, 1999 through February 28, 2001, from International Global Communications, Inc. Byron Lerner, Vice-President and Director of Fantasy Sports Net, Inc. is also the president of International
Global Communications, Inc. We believe that the terms of such leasing arrangement are no less favorable than those that we could have obtained from an independent third party.

Legal Proceedings

     Fantasy Sports Net, Inc. is not currently nor has ever been a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, would have a material adverse effect on Fantasy Sports Net, Inc.'s financial position or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of Fantasy Sports Net, Inc. are as follows:

     Name                    Age               Position
     ----                    ---               --------

Darrell Lerner               25                President and Director

Byron R. Lerner              54                Vice-President and Director

James E. Tubbs               39                Secretary-Treasurer and
                                               Director

     Darrell Lerner (age 25) has been Fantasy Sports Net, Inc.'s President and Director since its inception. Mr. Lerner is a Cum Laude graduate of Hofstra University and is currently completing his final year of law school. Mr. Lerner has a degree in business administration/finance and extensive experience in tele- communications and journalism. Mr. Lerner is well known in the field of horse racing and has written articles for the New York Post, USA Today, American Turf Monthly, and The Racing Times. He has also been the subject of numerous interviews by such racing publications as the TRC Newsletter. In addition, Mr. Lerner appeared several times as a racing analyst on the Sportchannel TV show "Thoroughbred Action with Harvey Pack."

     Byron R. Lerner (age 54) has been Fantasy Sports Net, Inc.'s Vice-President and Director since its inception. From June, 1997 to the present, Mr. Lerner has been the president and chief executive officer of Teltran International, a public company on the NASDAQ Bulletin Board. Between 1993 and 1995, Mr. Lerner was president of International of GlobalCom, a firm he founded which engaged in the resale of domestic and international long distance phone time. From 1990 to 1993, Mr. Lerner was president of L&S Communications, a reseller of domestic and international long distance telephone time. Mr. Lerner brings over twenty-five years of sales and general management experience to Fantasy Sports Net, Inc.. Aside from being an avid sports fan, Mr. Lerner played high school and college basketball and continues to coach travel and A.A.U. teams in the New York metropolitan area.

     James E. Tubbs (age 39) has been Fantasy Sports Net, Inc.'s Secretary-Treasurer and Director since its inception. From May, 1996 to the present, Mr. Tubbs has been the executive vice-president and a director of Teltran International, a public company on the NASDAQ Bulletin Board. Between 1994 and 1995, Mr. Tubbs was president of OmniCom, a reseller of UniDial. From 1984 through May, 1996, Mr. Tubbs worked in the entertainment industry for CBS Sports, CBS Radio Sports and ABC Sports covering college football, baseball, and basketball; along with professional football, baseball, basketball, tennis, golf, horse racing, track, and Olympic style competitions. During this period, Mr. Tubbs covered 10 SuperBowls, 5 World Series and Playoffs, 6 Final Fours, 6 NBA Championships, 3 Masters, and the NHL Playoffs. His duties included writing, producing, as well as being the statistician, stage manager and business manager for broadcaster, Brent Musburger.

Director Compensation

     Fantasy Sports Net, Inc. reimburses its directors for out-of-pocket expenses incurred in connection with their rendering of services as directors. Fantasy Sports Net, Inc. currently does not intend to pay cash fees to its directors for attendance at meetings.

Executive Compensation

     The following table sets forth compensation earned by Fantasy Sports Net, Inc.'s Chief Executive Officer and its other executive officers (the "Named Executive Officers") to date:

Name                Principal Position        Year             Salary
----                ------------------        ----             ------
Darrell Lerner      President and Director    1999            $3,250.00

Byron R. Lerner     Vice-President and        1999             1,250.00
                    Director

James E. Tubbs      Secretary-Treasurer       1999             1,250.00
                    and Director

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of stockholders and until their successors are chosen and qualified.

1999 Stock Option Plan

     Effective May, 1999, Fantasy Sports Net, Inc.'s shareholders approved the Stock Plan. The purpose of the 1999 Stock Plan is to promote the interests of the Company and its stockholders by providing its officers and employees with an incentive to continue service with the Company. Accordingly, the Company may grant to selected officers and employees Stock Options and/or Stock Appreciation Rights in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to devote their best efforts to the Company through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of stockholders.

     Fantasy Sports Net, Inc.'s 1999 Stock Option Plan (the "1999 Plan") was adopted by the Board of Directors in May, 1999. The 1999 Plan provides for the grant of "incentive stock options," within the meaning of the Internal Revenue Code, to employees and officers of Fantasy Sports Net, Inc., and non-qualified stock options to employees, consultants, directors and officers of Fantasy Sports Net, Inc. Up to 51,000,000 shares of Common Stock are authorized for issuance under the 1999 Plan. As of June 30, 1999, no stock options have been exercised.

     The Stock Plan is administered by the Board of Directors. The Board of Directors has authority to determine when and to whom to make grants of awards, the number of shares to be covered by the grants, the types and terms of options and other stock-related awards granted and the exercise price of options and stock appreciation rights, provided that the exercise price of an option and the appreciation base of a stock appreciation right may not be less than the fair market value of the shares of the Common Stock on the date of grant, except that, in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of stock of Fantasy Sports Net, Inc., the option exercise price may not be less than 110% of such fair market value on the date of grant.

Employees and Employment Agreement

     The business of Fantasy Sports Net, Inc. will be managed by Darrell Lerner, who shall serve as our President and Chairman of the Board of Directors, Byron
R. Lerner, who shall serve as our Vice-President, and James Tubbs, who shall serve as our Secretary-Treasurer. We do not maintain key man life insurance covering any of our personnel. In May, 1999, we entered into employment agreements with Darrell Lerner, Byron R. Lerner, and James Tubbs, for gross annual combined salaries of $138,000 subject to increases whether or not we have revenues. We also intend to grant bonuses based on profits to senior management and other employees, if any.

     Fantasy Sports Net, Inc. future success depends in large part upon our ability to attract and retain highly qualified employees. Competition for such personnel is intense, and there can be no assurance that we will be able to retain our senior management or other key employees or that we will be able to attract and retain additional qualified personnel in the future.

Limitation of Liability of Directors and Officers

     As permitted by the Business Corporation Law of the State of New York, Fantasy Sports Net, Inc.'s Articles of Incorporation provide that directors and officers of Fantasy Sports Net, Inc. will not be personally liable to Fantasy Sports Net, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for breach of a director's or officer's duty of loyalty to Fantasy Sports Net, Inc. or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for acts relating to unlawful distributions or for any transaction from which the director or officer derived an improper personal benefit. Fantasy Sports Net, Inc.'s Articles of Incorporation also provide (subject to certain exceptions) that Fantasy Sports Net, Inc. shall, to the maximum extent permitted from time to time under the law of the State of New York, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. Fantasy Sports Net, Inc.'s bylaws require us to indemnify, to the full extent permitted by law, any director, officer, employee or agent of Fantasy Sports Net, Inc. for acts which such person reasonably believes are not in violation of Fantasy Sports Net, Inc.'s corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of Fantasy Sports Net, Inc. for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of Fantasy Sports Net, Inc. for breaches of their duty of care, even though such an action, if successful, might otherwise benefit Fantasy Sports Net, Inc. and its shareholders.

                              CERTAIN TRANSACTIONS

     On May 6, 1999, Fantasy Sports Net, Inc. amended its Articles of Incorporation to increase the authorized shares from 200 common shares, no par value, to 50,000,000 common shares, $.0001 par value per share, and to effectuate a 250,000 to 1 stock split, for a total of 9,000,000 common shares issued and outstanding.

     On May 12, 1999, Fantasy Sports Net, Inc. entered into subscription agreements (the "Agreements") with each of the Subscribers (the "Private Placement"). Pursuant to the Agreements, Fantasy Sports Net, Inc. is entitled to aggregate proceeds of up to $757,800 in the Private Placement. The Agreements provide for the issuance by Fantasy Sports Net, Inc. of (i) 3,000,000 shares (the "Shares") of Common Stock for $750,000, or $.25 per share; and (ii) 300,000 shares of Common Stock and 3,300,000 Warrants for $7,800, or $.015 per share. The Warrants are exercisable after May 12, 1999 for $.50 per share until May 12, 2004.

     Pursuant to the Agreements, Fantasy Sports Net, Inc. also has the right to "put" up to $757,800 of its Common Stock, and Common Stock and Warrants to the Subscribers for a period of two weeks following the filing of the registration statement (the "Put Rights"). Such Put Rights contemplate the issuance of shares of Put Common Stock and Put Common Stock and Warrants required to be purchased by the Subscribers (the "Put Securities") after delivery of a notice (a "Put Notice") from Fantasy Sports Net, Inc., at a price equal to the price in the Private Placement. The obligation of the Subscribers to purchase Common Stock pursuant to the exercise by Fantasy Sports Net, Inc. of the Put Rights is subject to various conditions, including conditions relating to the timely filing of the registration statement and there being no material changes in Fantasy Sports Net, Inc.'s business or business prospects. The number of shares of Common Stock that Fantasy Sports Net, Inc. may issue at any one time upon exercise by Fantasy Sports Net, Inc. of the Put Rights is limited to the number of shares of Common Stock and Common Stock and Warrants which the Subscribers had purchased in the Agreements. In the event Fantasy Sports Net, Inc. does not exercise the Put in connection with any or all of the Put Securities, the Subscribers may exercise the Put on Fantasy Sports Net, Inc.'s behalf by written notice to Fantasy Sports Net, Inc. within two weeks after the end of the Put exercise period. The aggregate amount of the Puts may not exceed $757,800.

     If Fantasy Sports Net, Inc. seeks to sell shares of its Common Stock to prospective investors for 240 days after the effective date of a registration statement covering the Securities, Fantasy Sports Net, Inc. must give the Subscribers (i) prior written notice of such sale and (ii) an opportunity to purchase an amount of Common Stock to maintain their respective proportionate interests in Fantasy Sports Net, Inc. (the "Right of First Refusal"). The Right of First Refusal must be on the same terms and conditions offered to the prospective investors.

     Management has agreed not to sell or otherwise dispose of their aggregate 9,000,000 shares of Common Stock registered herein for a period of one year from the date of effectiveness of this Registration Statement.

     Although we have no present intention to do so, we may, in the future, enter into other transactions and agreements relating to our business with our directors, officers, principal stockholders and other affiliates. Fantasy Sports Net, Inc. intends for all such transactions and agreements to be on terms no less favorable to Fantasy Sports Net, Inc. than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of Fantasy Sports Net, Inc.'s disinterested directors will be required for any such transactions or agreements.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of June 30, 1999, certain transactions with respect to the beneficial ownership of Fantasy Sports Net, Inc.'s Common Stock by (i) each person who beneficially owns more than five percent of Fantasy Sports Net, Inc.'s outstanding Common Stock, (ii) each director of Fantasy
Sports Net, Inc., (iii) each of the executive officers named in the Summary Compensation Table, (iv) all directors and executive officers of Fantasy Sports Net, Inc. as a group and (v) each Selling Shareholder:


====================================================================================================================================
Identity of                          Shares                    Percent of                 Shares                  Shares
Stockholder or                       Beneficially              Shares                     Offered                 Beneficially
Group                                Owned                     Outstanding                                        Owned (After
                                     (Before the               (Before the                                        the
                                     Offering)(1)              Offering)(1)                                       Offering)
                                                                                                                  (3) (4)
------------------------------------------------------------------------------------------------------------------------------------
Darrell Lerner                       3,000,000                     19.3%                  3,000,000                 -0-
                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------------------
Byron R. Lerner                      3,000,000                     19.3%                  3,000,000                 -0-
                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------------------
James Tubbs                          3,000,000                     19.3%                  3,000,000                 -0-
                                                                                          (2)
------------------------------------------------------------------------------------------------------------------------------------
Libra Finance S.A.                     612,000                    3.923%                  1,224,000                 -0-
------------------------------------------------------------------------------------------------------------------------------------
Danbury                              2,280,000                   14.615%                  4,560,000                 -0-
Investments Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Alaistair-Prescott                     150,000                    0.096%                    300,000                 -0-
Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Hyett Capital,                         150,000                    0.096%                    300,000                 -0-
Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Talbiya B.                             406,000                     0.26%                    812,000                 -0-
Investments Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Ellis Enterprises                      202,000                   0.1294%                    404,000                 -0-
Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Arcadia Mutual                         666,664                   0.4273%                  1,333,328                 -0-
Fund, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Berkeley Group                         666,668                   0.4273%                  1,333,336                 -0-
Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Windsor Group Ltd.                     666,668                   0.4273%                  1,333,336                 -0-
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Austost Anstalt                       300,000                    0.1923%                  600,000                   -0-
Schaan
------------------------------------------------------------------------------------------------------------------------------------
Balmore Funds S.A.                    300,000                    0.1923%                  600,000                   -0-
Nesher, Inc.                          200,000                    0.1282%                  400,000                   -0-
------------------------------------------------------------------------------------------------------------------------------------
All Officer and                     9,000,000                                                                       -0-
Directors as a
Group (3 persons)
====================================================================================================================================

----------------
     (1)   Represents   those  shares  of  Common  Stock  held  by  the  Selling
     Shareholders, if any, together with those shares that such Selling Shareholders have the right to acquire within 60 days from the date of this Prospectus.

     (2) Subject to one year lockup.

     (3) Includes shares subject to Options not exercisable within sixty days and therefore not reflected in prior columns.

     (4) Assumes all of the Shares being offered will be sold. Because the Selling Shareholders may sell all, some or none of the Shares that he, she or it holds, and because the offering contemplated by this Prospectus is not now a "firm commitment" underwritten offering, the actual number of Shares that will be held by the Selling Shareholders upon or prior to termination of this offering may vary. See "Plan of Distribution."

                              SELLING SHAREHOLDERS

Relationship of Selling Shareholders with Fantasy Sports Net, Inc.

     None of the Selling Shareholders currently has, or within the past three years has had, any position, office, or other material relationship with Fantasy Sports Net, Inc. or any predecessor or affiliate of Fantasy Sports Net, Inc..

Sales of Outstanding Shares by Selling Shareholders

     None of the Selling Shareholders have advised Fantasy Sports Net, Inc., and Fantasy Sports Net, Inc. is unable to predict, if, when, and the extent to which they intend to sell the Shares being registered hereunder for their respective accounts. Notwithstanding the foregoing, for purposes of the following Selling Shareholders Table, all of the Shares are deemed to be offered hereby by the Selling Shareholders for sale to the public. Based upon the foregoing assumption, the following table sets forth information, as at June 30, 1999, with respect to (i) each Selling

Shareholder's beneficial ownership of Fantasy Sports Net, Inc.'s Common Stock prior to the offering of any Shares hereunder by such Selling Shareholder, (ii) the number of Shares which may be offered for sale hereunder and (iii) the number shares of Fantasy Sports Net, Inc.'s Common Stock to be beneficially owned by each Selling Shareholder after the offering (assuming the sale of all Shares being offered hereunder).

     There can be no assurance that any of the Selling Shareholders will offer for sale any or all of the Common Stock offered by them pursuant to this Prospectus.

The Private Placement

     On May 12, 1999 (the "Subscription Date"), Fantasy Sports Net, Inc. entered into subscription agreements (the "Agreements") with each of the Subscribers (the "Private Placement"). Pursuant to the Agreements, Fantasy Sports Net, Inc. is entitled to aggregate proceeds of up to $757,800 in the Private Placement. The Agreements provide for the issuance by Fantasy Sports Net, Inc. of (i) 3,000,000 shares (the "Shares") of Common Stock for $750,000, or $.25 per share; and (ii) 300,000 shares of Common Stock and 3,300,000 Warrants for $7,800, or $.015 per share. The Warrants are exercisable after May 12, 1999 for $.50 per share until May 12, 2004.

Put Rights

     Fantasy Sports Net, Inc. also has the right to "put" up to $757,800 of its Common Stock, and Common Stock and Warrants to the Subscribers for a period of two weeks following the filing of the registration statement (the "Put Rights"). Such Put Rights contemplate the issuance of shares of Put Common Stock and Put Common Stock and Warrants required to be purchased by the Subscribers (the "Put Securities") after delivery of a notice (a "Put Notice") from Fantasy Sports Net, Inc., at a price equal to the price in the Private Placement. The obligation of the Subscribers to purchase Common Stock pursuant to the exercise by Fantasy Sports Net, Inc. of the Put Rights is subject to various conditions, including conditions relating to the timely filing of the registration statement and there being no material changes in Fantasy Sports Net, Inc.'s business or business prospects. The number of shares of Common Stock that Fantasy Sports Net, Inc. may issue at any one time upon exercise by Fantasy Sports Net, Inc. of the Put Rights is limited to the number of shares of Common Stock and Common Stock and Warrants which the Subscribers had purchased in the Agreements. In the event Fantasy Sports Net, Inc. does not exercise the Put in connection with any or all of the Put Securities, the Subscribers may exercise the Put on Fantasy Sports Net, Inc.'s behalf by written notice to Fantasy Sports Net, Inc. within two weeks after the end of the Put exercise period. The aggregate amount of the Puts may not exceed $757,800.

Right of First Refusal

     If Fantasy Sports Net, Inc. seeks to sell shares of its Common Stock to prospective investors for 240 days after the effective date of a registration statement covering the Securities, Fantasy Sports Net, Inc. must give the Subscribers (i) prior written notice of such sale and (ii) an opportunity to purchase an amount of Common Stock to maintain their respective proportionate interests in Fantasy Sports Net, Inc. (the "Right of First Refusal"). The Right of First Refusal must be on the same terms and conditions offered to the prospective investors.

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of Fantasy Sports Net, Inc. in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares offered hereby in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated market prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
(c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus. The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this Prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom they act as agent or to whom they sell Shares as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities, and any profit on the sale of the Shares by them and any commissions, discounts or concessions received by any such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     Fantasy Sports Net, Inc. will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. However, Fantasy Sports Net, Inc. could receive up to approximately $757,800 upon exercise of all of the Warrants and Put Securities (of which their is no assurance). See "Use of Proceeds." Fantasy Sports Net, Inc. has agreed to bear certain expenses in connection with the registration of the Shares being offered by the Selling Shareholders. In addition, Fantasy Sports Net, Inc. has agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares must be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

     Fantasy Sports Net, Inc. has advised the Selling Shareholders that the anti-manipulation rules under the Exchange Act may apply to their sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. Fantasy Sports Net, Inc. has also informed the Selling Shareholders of the need for delivery of a copy of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby, and Fantasy Sports Net, Inc. will make copies of this Prospectus available to the Selling Shareholders for such purpose. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     There can be no assurance that the Selling Shareholders will sell all or any of the Shares offered hereunder. Fantasy Sports Net, Inc. has agreed with certain of the Selling Shareholders to use its best efforts to maintain the effectiveness of the Registration Statement of which this Prospectus is a part for a period of not less than two years following the effective date of the registration statement. No sales may be made pursuant to this Prospectus after such date unless Fantasy Sports Net, Inc. amends or supplements this Prospectus to indicate that it has agreed to extend such period of effectiveness.

                          DESCRIPTION OF CAPITAL STOCK

     On May 6, 1999, Fantasy Sports Net, Inc. amended its Articles of Incorporation to increase the authorized shares from 200 common shares, no par value, to 50,000,000 common shares, $.0001 par value per share.

Common Stock

     As of June 30, 1999, there were 12,300,000 shares of Common Stock outstanding and held of record by approximately 14 stockholders.

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of Fantasy Sports Net, Inc., the holders of Common Stock are entitled to receive ratably the net assets of Fantasy Sports Net, Inc. available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Fantasy Sports Net, Inc. may designate and issue in the future. There are no shares of preferred stock outstanding.

Registration Rights

         Certain securityholders of Fantasy Sports Net, Inc. (the "Rightsholders") are entitled to require Fantasy Sports Net, Inc. to register under the Securities Act of 1933, as amended (the "Securities Act"), up to a total of approximately 22,200,000 shares (the "Registrable Shares") of Common Stock (including 6,600,000 shares of Common Stock issuable upon the exercise of Put Securities and Warrants) pursuant to the terms of the Agreements. The Agreements provide that in the event Fantasy Sports Net, Inc. proposes to register any of its securities under the Securities Act at any time or times, the Rightsholders, subject to certain exceptions, shall be entitled to include Registrable Shares in such registration. In addition, certain Rightsholders have additional rights, subject to certain conditions and limitations, to require Fantasy Sports Net, Inc. to prepare and file a registration statement under the Securities Act with respect to their Registrable Shares. Fantasy Sports Net, Inc. is generally required to bear the expenses of all such registrations.

Warrants

     Each Warrant issued pursuant to the Agreements entitles the holder thereof (the "Warrantholder") to purchase one share of Common Stock. The Warrants are exercisable at a price of $.50 per share until May 12, 2004. The "Put Warrants" are exercisable for five years from the Put Closing Date. The Warrants are not redeemable by Fantasy Sports Net, Inc. at any time.

     The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of Fantasy Sports Net, Inc. Reference is made to the Warrant (which has been filed as an exhibit to this Registration Statement) for a complete description of the terms and conditions therein (the description herein contained herein qualified in its entirety by reference thereto).

     The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date to Fantasy Sports Net, Inc. at its principal office or at the office of the Warrant agent appointed by Fantasy Sports Net, Inc. in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of Fantasy Sports Net, Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

Shares Eligible For Future Sale

     Upon completion of this offering, Fantasy Sports Net, Inc. will have outstanding 22,200,000 shares of Common Stock, all of which (including the Shares being registered hereby) are "restricted securities" as defined under Rule 144 (the "Restricted Shares"), substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. In addition, certain holders of the Restricted Shares are entitled to certain registration rights. See "--Registration Rights."

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of
(i) one percent of the outstanding shares of Common Stock; or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Fantasy Sports Net, Inc.. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Fantasy Sports Net, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares
Eligible  for  Future  Sale" and  "Risk  Factors--Possible  Volatility  of Stock
Price."

     Sales of substantial amounts of Restricted Shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair Fantasy Sports Net, Inc.'s future ability to obtain capital through an offering of equity securities.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Olde Monmouth Stock Transfer & Trust Company, 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for Fantasy Sports Net, Inc. by Grushko & Mittman, 277 Broadway, New York, New York 10007.

                                     EXPERTS

     The audited balance sheet of Fantasy Sports Net, Inc. as of March 31, 1999, unaudited balance sheet as of May 31, 1999, and the related statement of operations for the period ended May 31, 1999 included in this Prospectus and Registration Statement to the extent indicated in their report, have been prepared by Leibman Goldberg & Drogin LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                              AVAILABLE INFORMATION

     Fantasy Sports Net, Inc. has filed with the Commission a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission.
Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit, each such statement being qualified in all respects by such reference. For further information with respect to Fantasy Sports Net, Inc. and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Fantasy Sports Net, Inc. is also required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                               FINANCIAL STATEMENT


                FROM APRIL 14, 1998 (INCEPTION) TO MARCH 31, 1999

                                      with

                          INDEPENDENT AUDITORS' REPORT



                                                   LIEBMAN GOLDBERG & DROGIN LLP
                                                    Certified Public Accountants

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                FROM APRIL 14, 1998 (INCEPTION) TO MARCH 31, 1999


                                    CONTENTS


                                                                     PAGE #

Independent Auditors' Report                                            1

Balance Sheet                                                           2

Notes to Financial Statement                                        3 - 4

                  [LETTERHEAD OF LIEBMAN GOLDBERG & DROGIN LLP]

To the Board of Directors
Fantasy Sports Net, Inc.
Roslyn Heights, New York

Gentlemen:

We have compiled the accompanying balance sheets of Fantasy Sports Net, Inc. as of From April 14, 1998 (Inception) to March 31, 1999 and 1997 and the related statements of net income, retained earnings and cash flows for the years then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such supplemental information has been compiled by us and is solely the representation of management. We have not audited or reviewed the accompanying supplemental information and, accordingly, do not express an opinion or any other form of assurance on it.



/s/ LIEBMAN GOLDBERG & DROGIN LLP

June 25, 1999
Garden City, New York

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT

                                 March 31, 1999

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                 March 31, 1999

                      Liabilities and Stockholders' Equity

Stockholders' Equity:
      Common stock, no par value, 200 shares
          authorized, 36 shares issued and outstanding      $ 2,150
      Stock subscriptions receivable                         (2,150)
                                                            -------

             Total stockholders' equity                                 $  --
                                                                        -------

             Total liabilities and stockholders' equity                 $  --
                                                                        =======

                       See notes to financial statements

Note 1 - Nature of Operations:

     Fantasy Sports Net, Inc. was incorporated on April 14, 1998 under the business laws of the State of New York. The Company is an Internet-based media company which will provide interactive fantasy sports and other sports information to the sports enthusiasts. Subscribers will be able to participate in fantasy games and contests which are based upon the actual performances of real-world professional teams and athletes. The Company has secured a site on the World Wide Web at http:/www.fantasysportsnet.com for its operations on the internet. This website will provide additional services such as information, merchandise and other interactive capabilities to its subscribers.


Note 2 - Summary of Significant Accounting Policies:

     Development Stage Activities and Operations:

     The Company is in its initial stages of formation and has not incurred any expenses to date. All future costs incurred in development activities will be charged to operations as incurred. The Company has not produced any revenues.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

Note 3  - Going Concern:

     The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has no revenue and limited financing. These conditions raise doubt about its ability to continue as a going concern. The financial statement does not include any adjustments that might result from this uncertainty.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT

                                 March 31, 1999

Note 4  - Subsequent Events

     On May 6, 1999, Fantasy Sports Net, Inc. amended its articles of incorporation to increase the authorized shares from 200 common shares, no par value to 50,000,000 common shares, $.0001 par value per share, and effected a 250,000 to 1 stock split, accounting for a total of 9,000,000 common shares issued and outstanding to the Company's original stockholders.

     On May 12, 1999, Fantasy Sports Net, Inc. entered into subscription agreements with certain stock subscribers, whereby the Company received $757,800 in the Private Placement. The Agreements provide for the issuance, by Fantasy Sports Net, Inc., of (I) 3,000,000 shares of common stock for $750,000 (or $.25 per share), and (ii) 300,000 shares of common stock and 3,300,000 warrants for $7,800 (or $.015 per share for common stock and $.001 per warrant). The warrants are exercisable fter May 12, 1999 for $.50 per share until May 12, 2004. Currently, there has been no exercise of the warrants. Additionally, the Company has the right to "put" up to $757,800 of its common stock, and common stock and warrants to its subscribers for a period of two weeks following the filing of a registration statement.

     In May, 1999, the Company entered into a sublease agreement for office space from a company owned by the vice president. The lease term is through February, 2001. The monthly rent is $500.

     Additionally, the Company entered into employment agreements with the president, vice president and secretary-treasurer who are also original stockholders. Gross annual combined salaries will initially be $138,000. In May, 1999, a stock option plan was adopted by the Board of Directors for these employees providing for the granting of "incentive stock options", and non-qualified stock options to employees and other outside parties having business relationships with Fantasy Sports Net, Inc. The plan authorizes the issuance of up to 5,100,000 shares of common stock. To date, no stock options have been exercised.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL INFORMATION

                      FOR THE TWO MONTHS ENDED MAY 31, 1999
          AND FOR THE PERIOD APRIL 14, 1998 (INCEPTION) TO MAY 31, 1999

                                      with

                         ACCOUNTANTS' COMPILATION REPORT


                                                   LIEBMAN GOLDBERG & DROGIN LLP
                                                    Certified Public Accountants

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                      FOR THE TWO MONTHS ENDED MAY 31, 1999
          AND FOR THE PERIOD APRIL 14, 1998 (INCEPTION) TO MAY 31, 1999

                                    CONTENTS


                                                            PAGE #

Accountants' Compilation Report                               1

Financial Statements:

  Balance Sheet                                               2

  Statement of Operations                                     3

  Statement of Cash Flows                                     4

  Notes to Financial Statements                           5 - 7

Supplemental Information:

  Schedule                                                    8

                  [LETTERHEAD OF LIEBMAN GOLDBERG & DROGIN LLP]

To the Board of Directors
Fantasy Sports Net, Inc.
Roslyn Heights, New York

Gentlemen:

We have compiled the accompanying balance sheet of Fantasy Sports Net, Inc. as of May 31, 1999 and the related statements of operations and cash flows for the two months then ended and for the period from April 14, 1998 (Inception) to May 31, 1999 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such supplemental information has been compiled by us and is solely the representation of management. We have not audited or reviewed the accompanying supplemental information and, accordingly, do not express an opinion or any other form of assurance on it.




/s/ LIEBMAN GOLDBERG & DROGIN LLP

June 25, 1999
Garden City, New York

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  May 31, 1999

                                     Assets

Current Assets:
     Cash and cash equivalents                                        $ 721,994
                                                                      ---------
           Total current assets                                                 $ 721,994

Fixed Assets:
     Property, furniture, fixtures and equipment,
         net of accumulated depreciation of $200                                    5,976
                                                                                ---------

           Total assets                                                         $ 727,970
                                                                                =========

                      Liabilities and Stockholders' Equity

Current Liabilities:
     Corporation taxes payable                                                  $     380

Commitments and Contingencies

Stockholders' Equity:
     Common stock, $.0001 par value, 50,000,000 shares
         authorized, 12,300,000 shares issued and outstanding         $   1,230
     Additional paid in capital                                         742,470
     Deficit                                                            (16,110)
                                                                      ---------
           Total stockholders' equity                                             727,590
                                                                                ---------

           Total liabilities and stockholders' equity                           $ 727,970
                                                                                =========



                 See accountants, compilation report and notes.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS


                                                   For the two    April 14, 1998
                                                   months ended   (Inception) to
                                                   May 31, 1999    May 31, 1999
                                                   ------------    ------------
Income                                                $   --         $   --

Expenses:
     Selling, general, and administrative
        expenses                                        16,443         16,443
                                                      --------       --------

Loss before other income and depreciation              (16,443)       (16,443)
                                                      --------       --------

Other income (expenses)
     Interest income                                       913            913
     Depreciation expense                                 (200)          (200)
                                                      --------       --------
           Total other income (expenses)                   713            713
                                                      --------       --------

Net loss during development stage                      (15,730)       (15,730)

Provision for income taxes                                (380)          (380)
                                                      --------       --------

Net loss                                               (16,110)       (16,110)

Retained earnings - Beginning                             --             --
                                                      --------       --------

Deficit - Ending                                      $(16,110)      $(16,110)
                                                      ========       ========

      Net loss per share of common stock based
        upon 10,121,311 and 9,166,019 weighted
        average shares respectively                   $ (0.002)     $ (0.002)
                                                      ========      ========



                 See accountants, compilation report and notes.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                                                  For the two     April 14, 1998
                                                  months ended    (Inception) to
                                                  May 31, 1999     May 31, 1999
                                                  ------------     ------------
Cash Flows from Operating Activities:

   Net loss                                          $ (16,110)      $ (16,110)
Adjustment to reconcile net loss to net
    cash (used in) operating activities:
    Depreciation expense                                   200             200
    Decrease in Stock subscription receivable              900             900
    Increase in corporation taxes payable                  380             380
                                                     ---------       ---------

    Net cash (used in) operating activities            (14,630)        (14,630)
                                                     ---------       ---------

Cash Flows from Investing Activities:
  Purchase of fixed assets                              (6,176)         (6,176)
                                                     ---------       ---------

     Net cash (used in) investing activities            (6,176)         (6,176)
                                                     ---------       ---------

Cash Flows from Financing Activities:
  Cash received from investors                         742,800         742,800
                                                     ---------       ---------

      Net cash provided by financing activities        742,800         742,800
                                                     ---------       ---------

Net increase in cash                                   721,994         721,994

Cash, and Cash Equivalents, Beginning                     --              --
                                                     ---------       ---------

Cash, and Cash Equivalents Ending                    $ 721,994       $ 721,994
                                                     =========       =========


                 See accountants, compilation report and notes.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  May 31, 1999


Note 1 - Nature of Operations:

     Fantasy Sports Net, Inc. was incorporated on April 14, 1998 under the business laws of the State of New York. The Company is an Internet-based media company which will provide interactive fantasy sports and other sports information to the sports enthusiasts. Subscribers will be able to participate in fantasy games and contests which are based upon the actual performances of real-world professional teams and athletes. The Company has secured a site on the World Wide Web at http:/www.fantasysportsnet.com for its operations on the internet. This website will provide additional services such as information, merchandise and other interactive capabilities to its subscribers.

Note 2 - Summary of Significant Accounting Policies:

     Development Stage Activities and Operations:

     All costs incurred in development activities are charged to operations as incurred. The Company has not produced any revenues.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

     Property and Equipment:

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from five to ten years.

     Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the account and any gain or loss is recognized.

     Cash and Cash Equivalents:

     The Company considers all highly liquid temporary cash investments with original maturities of three months or less to be cash equivalents.

     Impairment of Long-Lived Assets:

     In March, 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, was issued. SFAS No. 121 requires impairment losses to be recorded on long lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. SFAS No. 121, also addresses the accounting for long-lived assets that are expected to be disposed of. The Company has not yet adopted SFAS No. 121, however, the effect of such adoption will not be material.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  May 31, 1999


Note 2 - Summary of Significant Accounting Policies (Continued):

     Per Share Amounts:

     In February 1997, Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, was issued. SFAS No. 128 simplifies the methodology of computing earnings per share and requires the presentation of basic and diluted earnings per share. The Company's basic and diluted earnings per share are the same, since the Company's common stock equivalents are antidilutive.

     Net loss per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the common shares issuable upon exercise of stock options and warrants. There were 3,300,000 warrants and 6,600,000 puts outstanding at May 31, 1999, that could potentially dilute earnings per share in the future. Such options and warrants were not included in the computation of diluted loss per share because to do so would have been antidilutive for the period presented.

Note 3  - Income Taxes:

     No provision for Federal and state income taxes has been recorded as the Company has incurred a net operating loss for the two months ended May 31, 1999.

     Deferred tax assets at May 31, 1999 are not significant. The Company will provide a full 100% valuation allowance on any deferred tax assets at March 31, 2000, to reduce such deferred income tax assets to zero as it is management's belief that realization of such amounts do not meet the criteria required by generally accepted accounting principles. Management will review the valuation allowance requirement annually and make adjustments as warranted.

Note 4  - Stockholders' Equity

     On May 6, 1999, Fantasy Sports Net, Inc. amended its articles of incorporation to increase the authorized shares from 200 common shares, no par value to 50,000,000 common shares, $.0001 par value per share, and effected a 250,000 to 1 stock split, accounting for a total of 9,000,000 common shares issued and outstanding to the Company's original stockholders.

     On May 12, 1999, Fantasy Sports Net, Inc. entered into subscription agreements with certain stock subscribers, whereby the Company received $757,800 in the Private Placement. The Agreements provide for the issuance, by Fantasy Sports Net, Inc., of (I) 3,000,000 shares of common stock for $750,000 (or $.25 per share), and (ii) 300,000 shares of common stock and 3,300,000 warrants for $7,800 (or $.015 per share for common stock and $.001 per warrant). The warrants are exercisable after May 12, 1999 for $.50 per share until May 12, 2004. Currently, there has been no exercise of the warrants. Additionally, the Company has the right to "put" up to $757,800 of its common stock, and common stock and warrants to its subscribers for a period of two weeks following the filing of a registration statement.

                            FANTASY SPORTS NET, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  May 31, 1999


Note 5  - Stock Options and Employment Agreement

     The Company entered into employment agreements with the president, vice president and secretary-treasurer who are also original stockholders. Gross annual combined salaries will initially be $138,000. In May, 1999, a stock option plan was adopted by the Board of Directors for these employees providing for the granting of "incentive stock options", and non-qualified stock options to employees and other outside parties having business relationships with Fantasy Sports Net, Inc. The plan authorizes the issuance of up to 5,100,000 shares of common stock. To date, no stock options have been exercised.

Note 6  - Commitments and Contingencies:

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern. The Company is a development stage company and to date has had no revenues and limited financing. See note 4 as it relates to the issuance of capital stock. Additionally, the Company, has a loss of $16,110 for the period ended May 31, 1999.

     In May, 1999, the Company entered into a sublease agreement for office space from a company owned by the vice president. The lease term is through February, 2001. The monthly rent is $500.

Note 7 - Going Concern:

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has no revenue and limited financing. These conditions raise doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

                            Supplemental Information

                                                        For the two     April 14, 1998
                                                        months ended    (Inception) to
                                                        May 31, 1999     May 31, 1999
                                                        ------------     ------------
Selling, General and Administrative Expenses:
     Officer salaries                                     $11,500         $11,500
     Office expenses                                          995             995
     Insurance                                                661             661
     Rent                                                   1,745           1,745
     Miscellaneous                                             12              12
     Professional fees                                        500             500
     Employee benefits                                        280             280
     Travel and entertainment                                 750             750
                                                          -------         -------
                                                          $16,443         $16,443
                                                          =======         =======

                 See accountants, compilation report and notes.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Other Expenses of Issuance and Distribution.

     Fantasy Sports Net, Inc. estimates that expenses payable by it in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Securities and Exchange Commission registration fee...        $6,171.60
Blue Sky fees and expenses (including legal and
  filing fees)........................................        $
Printing Expenses (other than stock certificates).....        $
Legal fees and expenses...............................        $
Accounting fees and expenses..........................        $
Miscellaneous expenses................................        $

         Total............................................    $

(1) All amounts except the Securities and Exchange Commission registration fee are estimated.

     Fantasy Sports Net, Inc. will pay all expenses of registration of the shares being sold by the Selling Shareholders, excluding fees and expenses of counsel, if any, to the Selling Shareholders, any commissions, discounts or concessions, and transfer or other taxes, which shall be borne by the Selling Shareholders.

Item 25. Indemnification of Directors and Officers

     Articles VII of Fantasy Sports Net, Inc.'s Articles of Incorporation provides that Fantasy Sports Net, Inc. may, to the fullest extent permitted by
Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

     A director of Fantasy Sports Net, Inc. shall not be personally liable to Fantasy Sports Net, Inc. or its shareholders for damages for any breach of duty in his or her capacity as a director, unless a judgment or other final adjudication adverse to him or her establishes that (x) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (y) he or she personally gained in fact a financial or other advantage to which he or she was not legally entitled or (z) his or her acts violated Section 719 of the Business Corporation Law.

     Articles VII of Fantasy Sports Net, Inc.'s Articles of Incorporation provides that a director or officer of Fantasy Sports Net, Inc. shall not, in the absence of fraud, be disqualified from his or her office by dealing with or contracting with the Company as vendor, purchaser or otherwise. In the absence of fraud, no transaction, contract or act of Fantasy Sports Net, Inc., the Board of Directors, the Executive Committee of the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of Fantasy Sports Net, Inc., or any firm of which any director or officer of Fantasy Sports Net, Inc. is a member, or any corporation of which any director or officer of Fantasy Sports Net, Inc. is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either: (i) the fact of such common directorship, officership, or financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Executive Committee approves the transaction, contract or act by a vote sufficient for such purposes without the vote of such interested director, if any; provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors or the Executive Committee; or (ii) the fact of such common directorship, officership or financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors or the Executive Committee has approved the transaction, contract or act. Any such transaction, contract or act which is ratified by a majority in interest of a quorum of the shareholders of Fantasy Sports Net, Inc. having voting power at any annual or special meeting called for such purpose, shall, if such common ownership or financial or other interest is disclosed in the notice of the meeting, be valid and as binding as though approved or ratified by every shareholder of Fantasy Sports Net, Inc., except as otherwise provided by the laws of the State of New York.

Item 26. Recent Sales of Unregistered Securities

     On May 6, 1999, Fantasy Sports Net, Inc. amended its Articles of Incorporation to increase the authorized shares from 200 common shares, no par value, to 50,000,000 common shares, $.0001 par value per share, and effected a 250,000 to 1 stock split for a total of 9,000,000 issued and outstanding.

     In May, 1999, Fantasy Sports Net, Inc. issued (i) 3,300,000 shares of Common Stock to 14 "accredited investors" and (ii) 3,300,000 Warrants to purchase 3,300,000 shares of Common Stock at an exercise price of $.50 per share (the "Private Placement").

     In issuing such securities, Fantasy Sports Net, Inc. relied on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

Item 27. Exhibits

Exhibit
Number   Description of Exhibit

2.1 Form of Subscription Agreement between Fantasy Sports Net, Inc. and each of Arcadia Mutual Fund, Inc., Berkeley Group, Inc., Windsor Group, Ltd., Austost Anstalt Schaan, Balmore Funds S.A., Nesher, Inc., Talbiya B.
Investments Ltd., and Ellis Enterprises, Ltd.

2.2 Form of Subscription Agreement between Fantasy Sports Net, Inc., Libra Finance S.A., Danbury Investments Ltd., Alaistair-Prescott Ltd., Hyett Capital Ltd., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

2.3 Funds Escrow Agreement between Fantasy Sports Net, Inc., Arcadia Mutual Fund, Inc., Berkeley Group, Inc., Windsor Group, Ltd., Austost Anstalt Schaan, Balmore Funds S.A., Nesher, Inc., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

2.4 Funds Escrow Agreement between Fantasy Sports Net, Inc., Libra Finance S.A., Danbury Investments Ltd., Alaistair-Prescott Ltd., Hyett Capital Ltd., Talbiya
B. Investments Ltd., and Ellis Enterprises, Ltd.

3.1  Certificate of Incorporation

3.2  Amended and Restated Certificate of Incorporation

3.3  Bylaws

4.1* Specimen Certificate of Fantasy Sports Net, Inc.'s Common Stock

4.2  Form of Warrant

4.3  1999 Employees and Consultants Stock Option Plan

5.1 Opinion of Grushko & Mittman as to the legality of the securities being registered



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



10.1 Employment Agreement between Fantasy Sports Net, Inc. and Darrell Lerner effective as of May, 1999

10.2 Employment Agreement between Fantasy Sports Net, Inc. and Byron R. Lerner effective as of May, 1999

10.3 Employment Agreement between Fantasy Sports Net, Inc. and James Tubbs effective as of May, 1999

23.1 Consent of Liebman Goldberg & Drogin, LLP, Independent Certified Public Accountants

23.2 Consent of Grushko & Mittman (included in Exhibit 5.1)

27.1 Financial Date Schedule

----------
* To be filed by amendment

Item 28. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 9, 1999.

                                          FANTASY SPORTS NET, INC.



                                          By:  /s/ Darrell Lerner
                                               --------------------------
                                                   Darrell Lerner
                                                   President and Director


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this SB-2 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Darrell Lerner                    7/9/99
------------------                    -------              President and
DARRELL LERNER                        Date                 Director



/s/ Byron R. Lerner                   7/9/99
-------------------                   ------
BYRON R. LERNER                        Date                Vice-President
                                                           and Director


/s/ James Tubbs                       7/9/99
-------------------                   ------
JAMES TUBBS                            Date                Secretary-
                                                           Treasurer and
                                                           Director

                                INDEX TO EXHIBITS

Exhibit
Number                     Description of Exhibit


2.1 Form of Subscription Agreement between Fantasy Sports Net, Inc. and each of Arcadia Mutual Fund, Inc., Berkeley Group, Inc., Windsor Group, Ltd., Austost Anstalt Schaan, Balmore Funds S.A., Nesher, Inc., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

2.2 Form of Subscription Agreement between Fantasy Sports Net, Inc., Libra Finance S.A., Danbury Investments Ltd., Alaistair-Prescott Ltd., Hyett Capital Ltd., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

2.3 Funds Escrow Agreement between Fantasy Sports Net, Inc., Arcadia Mutual Fund, Inc., Berkeley Group, Inc., Windsor Group, Ltd., Austost Anstalt Schaan, Balmore Funds S.A., Nesher, Inc., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

2.4 Funds Escrow Agreement between Fantasy Sports Net, Inc., Libra Finance S.A., Danbury Investments Ltd., Alaistair-Prescott Ltd., Hyett Capital Ltd., Talbiya B. Investments Ltd., and Ellis Enterprises, Ltd.

3.1    Certificate of Incorporation

3.2    Amended and Restated Certificate of Incorporation

3.3    Bylaws

4.1*   Specimen Certificate of Fantasy Sports Net, Inc.'s Common Stock

4.2    Form of Warrant

4.3    1999 Employees and Consultants Stock Option Plan

5.1 Opinion of Grushko & Mittman as to the legality of the securities being registered

10.1 Employment Agreement between Fantasy Sports Net, Inc. and Darrell Lerner effective as of May, 1999

10.2 Employment Agreement between Fantasy Sports Net, Inc. and Byron R. Lerner effective as of May, 1999


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



10.3 Employment Agreement between Fantasy Sports Net, Inc. and James Tubbs effective as of May, 1999

23.1 Consent of Liebman Goldberg & Drogin, LLP, Independent Certified Public Accountants

23.2   Consent of Grushko & Mittman (included in Exhibit 5.1)

27.1   Financial Data Schedules


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